Exhibit 99(i)
NEWS RELEASE
TO BUSINESS EDITOR:
COMM BANCORP, INC. Reports Second Quarter 2009 Earnings
Clarks Summit, PA, July 15/PR Newswire/-Comm Bancorp, Inc. (Nasdaq:CCBP) today reported second quarter 2009 earnings of $1,215 thousand or $0.70 per share. Year-to-date earnings totaled $2,990 thousand or $1.73 per share. Comparable earnings for 2008 were $1,660 thousand or $0.95 per share for the second quarter and $3,225 thousand or $1.84 per share year-to-date.
Return on average assets was 0.79% for the second quarter and 0.97% for the first half of 2009, compared to 1.19% and 1.16% for the respective 2008 periods. Return on average stockholders’ equity was 8.18% and 10.21%, respectively, for the second quarter and year-to-date 2009, compared to 11.85% and 11.62% for the same periods of 2008.
“Our net income was impacted by increases in noninterest expense and the provision for loan losses, partially offset by increases in net interest income and noninterest income,” stated William F. Farber, Sr., President and Chief Executive Officer. “The recessionary conditions, specifically in the housing market and construction sector, continued to adversely impact our commercial customer base. We experienced a reduction in the fair value of the underlying collateral supporting certain impaired loans, which resulted in an increase in our provision for loan losses. In addition, a higher volume of nonaccrual loans compared to the prior year is having an adverse impact on 2009 earnings. Our profitability was also negatively affected by an increase in FDIC deposit insurance, including a 5 basis point special assessment imposed on all insured depository institutions on June 30, 2009,” continued Farber. “Despite these circumstances, our capital position is strong and significantly exceeds regulatory standards for well capitalized institutions. I am confident, that our strong capital base and prudent management will provide us with the foundation needed to weather the recession,” concluded Farber.
HIGHLIGHTS
•	Net interest margin continued to improve to 4.09% in the second quarter of 2009.

•	Mortgage banking income for the first half of 2009 grew 175.3% compared to 2008.

•	Total assets at June 30, 2009, grew 8.7% over prior year.

•	Key capital adequacy ratio improved to 9.25% at June 30, 2009, from 9.10% at previous quarter end.

INCOME STATEMENT REVIEW
For the six months ended June 30, tax-equivalent net interest income increased $551 thousand or 4.9% to $11,896 thousand in 2009 from $11,345 thousand in 2008. A $1,279 thousand or 19.9% decrease in interest expense was partially offset by a $728 thousand or 4.1% reduction in tax-equivalent interest revenue. With regard to interest expense, our cost of funds decreased 85 basis points to 2.19% for the first half of 2009 from 3.04% for the same period of last year. We experienced significant reductions in the rates paid for all interest-bearing liability categories. Average interest-bearing liabilities grew $49.5 million or 11.6%, which partially mitigated the positive influence of the reduction in funding costs. The decline in interest revenue resulted primarily from an 89 basis point decrease in the tax-equivalent yield on earning assets to 5.83% for the six months ended June 30, 2009, from 6.72% for the same six months of 2008. Specifically, the tax-equivalent yield on the loan portfolio, which decreased 91 basis points to 5.82% in 2009 from 6.73% in 2008, had the greatest impact on interest revenue. Partially offsetting the decline in the tax-equivalent yield on earning assets was growth in average earning assets. Average investments increased $39.2 million or 109.5% comparing the first six months of 2009 and 2008. In addition, the loan portfolio grew $19.2 million to an average of $513.9 million in 2009 from $494.7 million in 2008. Our tax-equivalent net interest margin for the six months ended June 30, contracted 22 basis points to 4.07% in 2009 compared to 4.29% in 2008. However, our net interest margin improved 4 basis points compared to 4.05% for the first quarter of 2009 and 42 basis points compared to 3.67% for the fourth quarter of 2008.
For the three months and six months ended June 30, 2009, the provision for loan losses totaled $520 thousand and $1,090 thousand. In comparison, the provision for loan losses was $283 thousand and $613 thousand for the respective periods of 2008. The increases were a direct result of a higher volume of impaired loans, coupled with reductions in the fair values of the underlying collateral supporting certain impaired loans.
Noninterest income for the second quarter rose $287 thousand or 27.7% to $1,322 thousand in 2009 from $1,035 thousand in 2008. A $336 thousand or 218.2% increase in mortgage banking income was the primary factor contributing to the second quarter increase. For the six months ended June 30, 2009, noninterest income totaled $2,896 thousand, an increase of $893 thousand or 44.6% from $2,003 thousand for the same six months of 2008. Included in year-to-date noninterest income in 2009 was a net gain of $294 thousand from the dispositions of the former Tunkhannock and Eaton Township, Pennsylvania branch offices. In addition, noninterest income included $114 thousand in net gains from the sale of available-for-sale investment securities. Due to the significantly lower mortgage rates, mortgage banking income increased $568 thousand or 175.3% comparing the six months ended June 30, 2009 and 2008. Service charges, fees and commissions decreased $83 thousand or 4.9% to $1,596 thousand in 2009 from $1,679 thousand in 2008.
For the second quarter, noninterest expense increased $975 thousand or 24.2% to $5,007 thousand in 2009 from $4,032 thousand in 2008. The increase resulted primarily from a $988 thousand or 77.7% increase in other expenses. This increase was due largely to an increase in the cost of FDIC insurance and a special assessment imposed by the FDIC on all insured-depository institutions to help mitigate the effects of recent bank failures on the Deposit Insurance Fund. Salaries and employee benefits expense increased $49 thousand or 2.3%, while net occupancy and equipment expense decreased $62 thousand or 9.6%. For the six months ended June 30, 2009, noninterest expense increased $1,324 thousand or 16.5%. Other expenses rose $1,290 thousand or 51.5%, which was due primarily to the increase in FDIC insurance. The changes in salaries and employee benefits and net occupancy and equipment expenses were negligible.

BALANCE SHEET REVIEW
Total assets amounted to $610.8 million at June 30, 2009, an increase of $48.9 million compared to $561.9 million at June 30, 2008. Loans, net of unearned income, increased $19.8 million or 4.0% to $510.9 million at June 30, 2009, from $491.1 million at June 30, 2008. Excess deposits not used to fund loans were directed into our investment portfolio, which increased $41.7 million or 132.4% from one year ago. Total deposits grew $36.3 million or 7.2%. Noninterest-bearing deposits increased $722 thousand, while interest-bearing deposits rose $35.6 million. Short-term borrowings outstanding at the close of the second quarter were $8.0 million. There were no short-term borrowings outstanding at June 30, 2008.
Stockholders’ equity equaled $59.5 million or $34.64 per share at June 30, 2009, and $56.2 million or $32.14 per share at June 30, 2008. Common stock repurchases totaled $684 thousand for the six months ended June 30, 2009. Dividends declared were $0.28 per share and $0.56 per share, for the second quarter and first half of 2009. Accumulated other comprehensive income increased $159 thousand from year-end 2008, which resulted directly from an appreciation in the market value of available-for-sale investment securities.
Nonperforming assets equaled $23.0 million or 4.49% of loans, net of unearned income and foreclosed assets at June 30, 2009, compared to $13.9 million or 2.83% one year earlier. Although a significant weakening from June 30, 2008, asset quality improved slightly from the previous quarter-end and from the end of 2008. Nonperforming assets equaled $23.4 million or 4.60% of loans, net of unearned income and foreclosed assets at March 31, 2009, and $24.2 million or 4.99% at December 31, 2008. The improvement from the previous quarter end resulted primarily from decreases in accruing loans past due 90 days or more and foreclosed assets, as nonaccrual loans, for the most part, were stable. The allowance for loan losses equaled $6.0 million or 1.18% of loans, net of unearned income, at June 30, 2009, compared to $5.1 million or 1.04% one year ago. Loans charged-off, net of recoveries, increased $190 thousand or 139.7% to $326 thousand for the six months ended June 30, 2009, from $136 thousand for the same period last year.
Comm Bancorp, Inc. serves six Pennsylvania counties through Community Bank and Trust Company’s 15 community-banking offices and one loan production office. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. In addition, customers can take advantage of KlickSM Banking, on-line banking services, by accessing the Company’s website at http://www.combk.com. The Company’s business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures and consistently-applied credit policies.
[TABULAR MATERIAL FOLLOWS]

Summary Data
Comm Bancorp, Inc.
Five Quarter Trend
(In thousands, except per share data)

	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
	2009	2009	2008	2008	2008

Key performance data:

Per share data:
Net income	$0.70	$1.03	$0.58	$0.84	$0.95
Cash dividends declared	$0.28	$0.28	$0.27	$0.27	$0.27
Book value	$34.64	$34.22	$33.41	$32.45	$32.14
Tangible book value	$34.44	$34.02	$33.21	$32.25	$31.94
Market value:
High	$40.00	$40.99	$42.00	$44.92	$48.00
Low	$35.31	$35.04	$35.00	$40.75	$41.00
Closing	$40.00	$36.75	$35.01	$42.00	$44.00
Market capitalization	$68,651	$63,278	$60,569	$73,299	$76,902
Common shares outstanding	1,716,263	1,721,845	1,730,062	1,745,220	1,747,774

Selected ratios:

Return on average stockholders’ equity	8.18%	12.30%	6.96%	10.31%	11.85%

Return on average assets	0.79%	1.15%	0.65%	1.00%	1.19%

Leverage ratio	9.25%	9.10%	9.62%	9.81%	9.83%

Total risk-based capital ratio	11.97%	11.89%	12.17%	12.00%	12.28%

Efficiency ratio	74.60%	63.26%	71.88%	66.31%	64.40%

Nonperforming assets to loans, net, and foreclosed assets	4.49%	4.60%	4.99%	3.69%	2.83%

Net charge-offs to average loans, net	0.03%	0.23%	0.15%	0.65%	0.09%

Allowance for loan losses to loans, net	1.18%	1.09%	1.08%	0.95%	1.04%

Earning assets yield (FTE)	5.79%	5.88%	5.74%	6.21%	6.60%

Cost of funds	2.11%	2.27%	2.58%	2.74%	2.88%

Net interest spread (FTE)	3.68%	3.61%	3.16%	3.47%	3.72%

Net interest margin (FTE)	4.09%	4.05%	3.67%	4.06%	4.31%

Comm Bancorp, Inc.
Consolidated Statements of Income
(In thousands, except per share data)

	June 30,	June 30,
Six months ended	2009	2008

Interest income:
Interest and fees on loans:
Taxable	$12,884	$14,842
Tax-exempt	1,285	1,135
Interest and dividends on investment securities available-for-sale:
Taxable	664	81
Tax-exempt	1,010	721
Dividends	20	27
Interest on federal funds sold	1	12
Total interest income	15,864	16,818

Interest expense:
Interest on deposits	5,059	6,252
Interest on short-term borrowings	92	178
Total interest expense	5,151	6,430
Net interest income	10,713	10,388
Provision for loan losses	1,090	613
Net interest income after provision for loan losses	9,623	9,775

Noninterest income:
Service charges, fees and commissions	1,596	1,679
Mortgage banking income	892	324
Net gain on sale of premises and equipment	294
Net gains on sale of investment securities available-for-sale	114
Total noninterest income	2,896	2,003

Noninterest expense:
Salaries and employee benefits expense	4,304	4,245
Net occupancy and equipment expense	1,258	1,283
Other expenses	3,793	2,503
Total noninterest expense	9,355	8,031
Income before income taxes	3,164	3,747
Provision for income tax expense	174	522
Net income	$2,990	$3,225

Other comprehensive income (loss):
Unrealized holding gains (losses) on investment securities available-for-sale	$355	$(338)
Reclassification adjustment for gains included in net income	(114)
Income tax expense (benefit) related to other comprehensive income (loss)	82	(115)
Other comprehensive income (loss), net of income taxes	159	(223)
Comprehensive income	$3,149	$3,002

Per share data:
Net income	$1.73	$1.84
Cash dividends declared	$0.56	$0.54
Average common shares outstanding	1,725,310	1,752,609

Comm Bancorp, Inc.
Consolidated Statements of Income
(In thousands, except per share data)

	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
Three months ended	2009	2009	2008	2008	2008

Interest income:
Interest and fees on loans:
Taxable	$6,436	$6,448	$6,442	$7,137	$7,274
Tax-exempt	619	666	584	559	564
Interest and dividends on investment securities available-for-sale:
Taxable	315	349	356	52	38
Tax-exempt	473	537	443	351	357
Dividends	9	11	6	12	15
Interest on federal funds sold		1	8	133	10
Total interest income	7,852	8,012	7,839	8,244	8,258

Interest expense:
Interest on deposits	2,426	2,633	3,019	3,017	2,982
Interest on short-term borrowings	36	56	1		50
Total interest expense	2,462	2,689	3,020	3,017	3,032
Net interest income	5,390	5,323	4,819	5,227	5,226
Provision for loan losses	520	570	747	400	283
Net interest income after provision for loan losses	4,870	4,753	4,072	4,827	4,943

Noninterest income:
Service charges, fees and commissions	832	764	868	810	881
Mortgage banking income	490	402	160	120	154
Net gain on sale of premises and equipment		294
Net gains on sale of investment securities available-for-sale		114
Total noninterest income	1,322	1,574	1,028	930	1,035

Noninterest expense:
Salaries and employee benefits expense	2,164	2,140	2,117	2,169	2,115
Net occupancy and equipment expense	583	675	596	583	645
Other expenses	2,260	1,533	1,490	1,331	1,272
Total noninterest expense	5,007	4,348	4,203	4,083	4,032
Income before income taxes	1,185	1,979	897	1,674	1,946
Provision for income tax expense (benefit)	(30)	204	(103)	199	286
Net income	$1,215	$1,775	$1,000	$1,475	$1,660

Other comprehensive income (loss):
Unrealized holding gains (losses) on investment securities available-for-sale	$13	$342	$1,867	$(686)	$(582)
Reclassification adjustment for gains included in net income		(114)
Income tax expense (benefit) related to other comprehensive income (loss)	4	78	635	(233)	(198)
Other comprehensive income (loss), net of income taxes	9	150	1,232	(453)	(384)
Comprehensive income	$1,224	$1,925	$2,232	$1,022	$1,276

Per share data:
Net income	$0.70	$1.03	$0.58	$0.84	$0.95
Cash dividends declared	$0.28	$0.28	$0.27	$0.27	$0.27
Average common shares outstanding	1,722,282	1,728,371	1,741,392	1,747,438	1,751,841

Comm Bancorp, Inc.
Details of Net Interest and Net Interest Margin
(In thousands, fully taxable equivalent basis)

	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
Three months ended	2009	2009	2008	2008	2008

Net interest income:
Interest income Loans, net:
Taxable	$6,436	$6,448	$6,442	$7,137	$7,274
Tax-exempt	938	1,009	884	847	855
Total loans, net	7,374	7,457	7,326	7,984	8,129
Investments:
Taxable	324	360	362	64	53
Tax-exempt	717	814	672	531	542
Total investments	1,041	1,174	1,034	595	595
Federal funds sold		1	8	133	10
Total interest income	8,415	8,632	8,368	8,712	8,734
Interest expense:
Deposits	2,426	2,633	3,019	3,017	2,982
Borrowed funds	36	56	1		50
Total interest expense	2,462	2,689	3,020	3,017	3,032
Net interest income	$5,953	$5,943	$5,348	$5,695	$5,702

Loans, net:
Taxable	5.80%	5.84%	5.78%	6.42%	6.62%
Tax-exempt	5.66%	5.97%	6.34%	6.61%	6.40%
Total loans, net	5.78%	5.86%	5.84%	6.44%	6.60%
Investments:
Taxable	3.92%	4.29%	3.84%	5.60%	3.64%
Tax-exempt	7.43%	7.49%	7.73%	7.51%	7.50%
Total investments	5.81%	6.09%	5.70%	7.25%	6.85%
Federal funds sold		0.49%	0.36%	1.64%	1.93%
Total earning assets	5.79%	5.88%	5.74%	6.21%	6.60%
Interest expense:
Deposits	2.18%	2.38%	2.58%	2.74%	2.89%
Borrowed funds	0.68%	0.71%	1.01%		2.35%
Total interest-bearing liabilities	2.11%	2.27%	2.58%	2.74%	2.88%
Net interest spread	3.68%	3.61%	3.16%	3.47%	3.72%
Net interest margin	4.09%	4.05%	3.67%	4.06%	4.31%

Comm Bancorp, Inc.
Consolidated Balance Sheets
(In thousands, except per share data)

	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
At period end	2009	2009	2008	2008	2008

Assets:
Cash and due from banks	$8,315	$9,441	$8,017	$11,174	$16,944
Federal funds sold			12,700	8,000	6,700
Investment securities available-for-sale	73,169	75,249	80,574	76,706	31,488
Loans held for sale, net	787	2,243	1,390	1,243	925
Loans, net of unearned income	510,870	507,166	485,882	493,948	491,084
Less: allowance for loan losses	6,019	5,531	5,255	4,691	5,101
Net loans	504,851	501,635	480,627	489,257	485,983
Premises and equipment, net	11,709	11,785	11,753	11,345	10,710
Accrued interest receivable	2,526	2,456	2,143	3,072	2,513
Other assets	9,456	8,951	6,837	6,646	6,675
Total assets	$610,813	$611,760	$604,041	$607,443	$561,938

Liabilities:
Deposits:
Noninterest-bearing	$82,002	$77,752	$79,674	$86,417	$81,280
Interest-bearing	456,795	443,114	462,617	461,176	421,252
Total deposits	538,797	520,866	542,291	547,593	502,532
Borrowed funds	7,950	27,450
Accrued interest payable	1,696	2,124	1,815	1,446	1,271
Other liabilities	2,912	2,397	2,137	1,779	1,958
Total liabilities	551,355	552,837	546,243	550,818	505,761

Stockholders’ equity:
Common stock, par value $0.33 authorized 12,000,000, shares issued and outstanding 1,716,263; 1,721,845; 1,730,062; 1,745,220; 1,747,774	566	568	571	576	577
Capital surplus	7,799	7,741	7,694	7,661	7,548
Retained earnings	49,263	48,793	47,862	47,949	47,160
Accumulated other comprehensive income	1,830	1,821	1,671	439	892
Total stockholders’ equity	59,458	58,923	57,798	56,625	56,177
Total liabilities and stockholders’ equity	$610,813	$611,760	$604,041	$607,443	$561,938

Comm Bancorp, Inc.
Consolidated Balance Sheets
(In thousands, except per share data)

	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
Average quarterly balances	2009	2009	2008	2008	2008

Assets:
Loans, net:
Taxable	$444,905	$447,922	$443,690	$442,039	$441,648
Tax-exempt	66,500	68,567	55,436	50,964	53,765
Total loans, net	511,405	516,489	499,126	493,003	495,413
Investments:
Taxable	33,115	34,068	37,514	4,546	5,863
Tax-exempt	38,729	44,051	34,600	28,122	29,052
Total investments	71,844	78,119	72,114	32,668	34,915
Federal funds sold	37	833	8,897	32,297	2,083
Total earning assets	583,286	595,441	580,137	557,968	532,411
Other assets	30,625	27,910	31,815	30,657	26,983
Total assets	$613,911	$623,351	$611,952	$588,625	$559,394

Liabilities and stockholders’ equity:
Deposits:
Interest-bearing	$446,992	$449,242	$466,086	$437,595	$414,669
Noninterest-bearing	82,221	79,997	85,434	91,084	76,752
Total deposits	529,213	529,239	551,520	528,679	491,421
Borrowed funds	21,359	31,773	393		8,575
Other liabilities	3,743	3,821	2,892	3,012	3,065
Total liabilities	554,315	564,833	554,805	531,691	503,061
Stockholders’ equity	59,596	58,518	57,147	56,934	56,333
Total liabilities and stockholders’ equity	$613,911	$623,351	$611,952	$588,625	$559,394

Comm Bancorp, Inc.
Asset Quality Data
(In thousands)

	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
At quarter end	2009	2009	2008	2008	2008

Nonperforming assets:
Nonaccrual/restructured loans	$20,166	$20,154	$23,068	$11,155	$11,301
Accruing loans past due 90 days or more	1,139	1,402	835	7,085	2,585
Foreclosed assets	1,726	1,854	336
Total nonperforming assets	$23,031	$23,410	$24,239	$18,240	$13,886

Three months ended

Allowance for loan losses:
Beginning balance	$5,531	$5,255	$4,691	$5,101	$4,934
Charge-offs	147	324	196	844	150
Recoveries	115	30	13	34	34
Provision for loan losses	520	570	747	400	283
Ending balance	$6,019	$5,531	$5,255	$4,691	$5,101
SOURCE Comm Bancorp, Inc.
/Contact: MEDIA/INVESTORS, Scott A. Seasock, 570-586-0377 or fax, 570-587-3761, of Comm Bancorp, Inc.
Co: Comm Bancorp, Inc.
St: Pennsylvania
In: Fin
Except for the historical information contained, herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties in the banking industry and overall economy. Such risks and uncertainties are detailed in the Company’s Securities and Exchange Commission reports, including the Annual Report on Form 10-K and quarterly reports on Form 10-Q.